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                                                                    EXHIBIT 10.2

                            PERRY DRUG STORES, INC.
                             SHORT TERM BONUS PLAN
                     AMENDED AND RESTATED OCTOBER 26, 1994


               1. PURPOSE. The purpose of the Short Term Bonus Plan ("Plan") is to provide meaningful financial incentives to Executive Officers of Perry Drug Stores, Inc., a Michigan corporation ("Parent"), and selected key executive employees of the Parent and its subsidiaries who contribute and who are expected to continue to contribute materially to the success of the Parent and its subsidiaries.


               2.       DEFINITIONS.

                        (A) "Base Salary" means a Participant's weekly wage in effect as of October 31 of the then current Plan Year multiplied by 52.

                        (B) "Board of Directors" means the Board of Directors of the Parent.

                        (C) "Committee" shall mean the committee appointed pursuant to Section 3 hereof to administer the Plan.

                        (D) "Parent" means Perry Drug Stores, Inc., a Michigan corporation.

                        (E) "Participant" means each Executive Officer (Vice President and above) of the Parent and any other key executive employee of Perry who has been selected by the Committee to participate in the Plan in accordance with paragraph 4 hereof; provided, that directors of the Parent who are not employees of Perry are not eligible to participate in the Plan.

                        (F) "Performance Objectives" mean the criteria upon which each Participant's annual award opportunity shall be based. The Performance Objectives shall be determined annually by the Committee.


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                        (G)     "Perry" means the Parent and its subsidiaries.

                        (H) "Plan Year" means a year commencing November 1 and ending October 31.

               3. ADMINISTRATION. The Plan shall be administered by the Parent's Executive Compensation Committee. A majority of the Committee shall constitute a quorum thereof, and the actions of a majority of the Committee members at a meeting of which a quorum is present, or actions unanimously approved in writing by all members of the Committee, shall constitute the actions of the Committee. The Committee is authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan (provided such rules and regulations are not inconsistent with the provisions hereof) and to make all other determinations necessary or advisable for its administration, including the selection each year of the Participants, other than Officers and Division Presidents of the Parent, who will be included in the Plan and the calculation of incentive awards in accordance with the provisions of paragraph 5. The Committee shall have no authority to amend or modify any of the terms hereof, such authority being fully reserved in the Board of Directors.

               4. ELIGIBILITY TO PARTICIPATE IN THE PLAN. On or before January 31 of each Plan Year, the Committee shall select those individuals who, in addition to the Parent's Executive Officers, will be Plan Participants for that Plan Year. Individuals so selected by the Committee shall be those key executive employees of Perry who are determined by the Committee as having a significant impact on Perry's operating success. No individual may be selected as a Participant with respect to any Plan Year unless he or she was an employee of Perry on November 1 of that Plan Year.

               5.       INCENTIVE AWARDS.

                        (A) The Committee shall establish a basic incentive award for each Participant, expressed as a percentage of the Participant's Base Salary for the Plan Year. The basic award shall reflect the amount to be paid to the Participant if predetermined target levels of performance are met for the year with respect to applicable Performance Objectives. The


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Participant's actual incentive award for a Plan Year may be grater or less than the target award, depending on the extent to which the target levels for applicable Performance Objectives are met. The Committee shall determine which Performance Objectives shall apply to each Participant and shall determine the minimum, target and maximum performance level for each of the Performance Objectives. A schedule or matrix shall be provided to each Participant identifying the Participant's basic (and maximum) award, the Performance Objectives applicable to the Participant and the minimum, target and maximum levels of performance thereof which will yield an incentive award.

                        (B) Actual incentive awards, if any, will be determined by the Committee by reference to the schedules or matrices previously delivered to the Participants, not later than the February 15 next following the end of a Plan Year and will reflect the degree to which the target levels of performance with respect to applicable Performance Objectives for the Plan Year were met. Such awards will be paid in full following certification by Perry's independent auditors of Perry's operating results for the fiscal year coincident with such Plan Year.


               6. EFFECT OF TERMINATION OF EMPLOYMENT, DEATH OR DISABILITY. Subject to the following provisions of this paragraph 6, if a Participant shall not have been continuously employed with Perry from the beginning of a Plan Year until the date of payment of the incentive award, if any, with respect to such Plan Year, such Participant shall not be eligible to receive any incentive award for such Plan Year.


                        (A) If the employment of a Participant shall be terminated by reason of the Participant's (i) death or (ii) retirement at or after the Participant's Retirement Date, and if such death or retirement shall have occurred on or after the 180th day of the Plan Year, the Participant or the personal representative of the Participant's estate, as the case may be, shall be paid the full incentive award, if any, to which such Participant would have been entitled had such Participant's death or retirement not occurred. Payment of an incentive award under this subparagraph 6(a) with respect to any Plan Year shall be made at the same time that incentive awards are paid with respect to such Plan Year to other participants. For purposes


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of this paragraph 6 "Retirement Date" shall mean the first day of the month coinciding with or immediately following the Participant's 65th birthday. Nothing herein contained shall be construed as a requirement that a Participant must retire from the employ of Perry at age 65.

                        (B) In the event (i) a Participant retires from the employ of Perry prior to his or her Retirement Date or (ii) a Participant's death or retirement at or after his or her Retirement Date occurs prior to the 180th day of a Plan Year, then, in any such events, such Participant shall not be entitled to receive any incentive award with respect to such Plan Year.

                        (C) Periods of disability totalling in excess of 180 days during any Plan Year will disqualify a Participant from being eligible to receive an incentive award for such Plan Year. A Participant who is disabled for a total of 180 days or less during any Plan Year shall be eligible to receive his or her full incentive award for such Plan Year. For purposes of the Plan, disability is defined in accordance with Section 22(e) of the Internal Revenue Code of 1986, as amended.


               7. EFFECT ON EMPLOYMENT. Neither the adoption of the Plan nor participation therein shall be deemed to create any right in any individual to be retained or continued in the employment of Perry.


               8. TERMINATION AND AMENDMENT OF THE PLAN. The Board of Directors may at any time terminate or from time to time amend or suspend the Plan, provided that no such termination, amendment or suspension shall adversely affect any of the Participants' rights hereunder (to the extent such rights exist) with respect to the then current Plan Year.


               9.       CHANGE IN CONTROL.

                        (A) Upon a Change in Control, one hundred percent (100%) of the Performance Objectives shall be deemed to have been achieved for the Plan Year, and each Participant shall be entitled to the incentive award payable as a result of such target level of performance having been achieved, prorated based


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on the number of months in the Plan Year that have elapsed on the date of the
Change in Control. All incentive awards shall be paid in a lump sum within twenty (20) days following the Change in Control. For purposes of this Section, a Change in Control shall:

                   (1) Be deemed to have occurred if any person or group of persons acting together, other than

                                        (A)        the Company or any person
                        who on October 26, 1994 was (i) a director or officer of the Company, or (ii) whose shares of Common Stock of the Company are treated as "beneficially owned" by any such director or officer, or

                                        (B)        any institutional investor
                        (filing reports on Schedule 13G rather than on Schedule 13D under the Securities Exchange Act of 1934, as amended, including any employee benefit plan or employee benefit trust sponsored by the Company), becomes a beneficial owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of either the then outstanding Common Stock of the Company, or the combined voting power of the Company's then outstanding voting securities. As used herein, the term "person" means an individual, a partnership, a corporation, an association, an unincorporated organization, a trust, or any other entity; or

                                (2)        Be deemed to have occurred if the
               Shareholders of the Company approve an agreement to merge or consolidate or sell all or substantially all of the Company's assets to or into any person or entity (other than a wholly-owned subsidiary of the Company formed for the purpose of changing the Company's corporate domicile); or


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                                (3)        Be deemed to have occurred upon the
               addition of new members to the Board of Directors within any twelve-month period, which members constitute a majority of the members of the Board of Directors.

                        (B) If the receipt of any payment under this Plan, when taken separately or in the aggregate with other payments from Company plans, agreements or policies shall, in the opinion of the independent accounting firm engaged by the Company immediately prior to the Change in Control, result in the payment by the Participant of any excise tax provided for in Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), then the amount of any payment made under this Plan shall be reduced to the extent required, in the opinion of the aforementioned accounting firm, to prevent the imposition of such excise tax; provided, however, that such reduction shall not apply to a Participant who is covered by a severance agreement with the Company that expressly permits the Participant to receive aggregate payments from the Company in excess of the aforementioned Code limitations.


               THIS AMENDED AND RESTATED PLAN is executed on the 26th day of October, 1994.


ATTEST:                                   PERRY DRUG STORES, INC.



/s/ Robert A. Berlow                      By: /s/ Jack A. Robinson
- --------------------                      -------------------------
Robert A. Berlow                              Jack A. Robinson
Secretary                                     Chairman


MAH4992


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